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                                                                    EXHIBIT 10.8


                                OPTION AGREEMENT


        THIS AGREEMENT is made as of November 5 1998 by and between ROBERTS BROADCASTING OF NEW MEXICO, LLC, a Missouri limited liability company, 1408 North Kingshighway, St. Louis, Missouri 63113 ("OPTIONEE") and ACME TELEVISION OF NEW MEXICO, LLC, a Delaware limited liability company, 10829 Olive Boulevard, St. Louis, Missouri 63141 ("OPTIONOR").

                              W I T N E S S E T H:

        WHEREAS, affiliates of Optionor and Optionee entered into and consummated an Asset Purchase Agreement in which an affiliate of Optionor acquired certain assets of KWBQ-TV, Santa Fe, New Mexico on December 15, 1997; and

        WHEREAS, in connection with the KWBQ-TV transaction, ACME Television Holdings, LLC ("ACME") agreed to lease studio space from Optionee; and

        WHEREAS, by Memorandum dated August 14, 1998 (the "Memorandum") ACME agreed that, in exchange for a release from the obligation to lease studio space from Optionee, ACME would acquire certain real property in Albuquerque, New Mexico from Optionee for use as the KWBQ-TV studio, but expressly subject to and conditioned upon the grant of an option (the "Option") by Optionee to reacquire such real property at specific times in the future; and

        WHEREAS, by Letter Agreement dated September 29, 1998 (the "Letter Agreement"), ACME and Optionee agreed to further terms and conditions with respect to the Option as set forth therein; and


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        WHEREAS, ACME has assigned all of its rights and obligations with respect to the Memorandum and the Letter Agreement to a subsidiary, the Optionor; and

        WHEREAS, among other things, Optionor will obtain significant accounting and tax benefits as the owner of such real property; and

        WHEREAS, as described in the Memorandum, Optionee entered into a Purchase Agreement with a third party for certain improved real property located at 8341 Washington, NE, Albuquerque, New Mexico described on Exhibit "A" attached hereto (hereinafter referred to as the "Premises"); and

        WHEREAS, Optionor entered into a Purchase Agreement with Optionee with respect to the Premises; and

        WHEREAS, the closing of the purchase by Optionor of the Premises occurred on November 5, 1998; and

        WHEREAS, the parties hereto intend to be bound by the provisions of this Agreement and set forth their entire mutual understanding with respect to the terms of the option as contemplated herein;

        NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

        1. GRANT OF OPTION. For $10.00 and other valuable consideration, including Optionee's release of ACME's obligation to enter into a lease with Optionee, Optionor does


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hereby grant to Optionee the sole and exclusive option to purchase from Optionor the Premises aforesaid on the terms hereinafter set forth.

        2. OPTION PERIOD. The term of the Option will commence on November 6, 1998 and terminate at 11:59 p.m. on November 5, 2013.

        3. EXERCISE OF OPTION. (a) Except as described in (b) below, the Option shall be exercisable by Optionee during the period from November 6, 2008 through December 31, 2008 and, if not previously exercised, during the period from November 6, 2013 through December 31, 2013 (the "Option Exercise Period"). Optionee may exercise the Option by giving written notice to that effect to Optionor at any time during the Option Exercise Period. In that event, closing of title will take place not more than forty-five (45) days after Optionor's receipt of Optionee's exercise of the option, unless otherwise extended upon mutual agreement by Optionor and Optionee. Neither party will unreasonably withhold its consent to extend the closing date should it become necessary to do so. The terms and conditions of the sale are described in Paragraph 8 hereinafter.

                (b) Optionee may also exercise the Option at any time within sixty (60) days after the occurrence of any of the following events ("Option Events"):

                        (i) any affiliate of Optionor has completed a public offering of equity securities pursuant to the Securities Act of 1933, as amended (but not including any exempt transaction as permitted by Section 3 or Section 4 thereof); or


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                        (ii)    notice to Optionee, which shall promptly be
given by Optionor, that any mortgage with respect to the Premises is subject to foreclosure by a Lender (as defined below);

                        (iii) notice to Optionee that there has been a change in control of Optionor. For purposes hereof, a change of control shall include a sale or transfer of all or substantially all of Optionor's assets, a merger or consolidation in which Optionor or an affiliate thereof is not the survivor, or any transaction or series of transactions after which at least 50% of the voting control of Optionor is held directly or indirectly by persons other than the original investors in ACME. In the event Optionee does not exercise the option after the occurrence of an Option Event, the Option shall be deemed to be cancelled.

        4. OPTIONOR'S WARRANTIES. Optionor represents and warrants to and agrees with Optionee as follows:

                (a) That Optionor has the authority to enter into this Agreement and all necessary actions have been taken to authorize Optionor to enter into this Agreement. If Optionee exercises the option, the Optionor agrees to furnish, at closing, such evidence of authority to consummate the sale as shall be reasonably acceptable to Optionee's counsel and the title company.

                (b) That there are no recorded or unrecorded contracts, leases and/or options pertaining to or affecting the sale of the Premises or any part thereof other than this Agreement and such loan agreements ("Loan Agreements") to which Optionor may be subject with a lender or lenders to Optionor or its parent or affiliated entities (a "Lender").


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                (c)     If Optionee exercises the Option, the warranties and
representations contained herein will be true as of the time of closing as if repeated and made to speak at the time.

                (d) Optionor warrants that it is the sole owner of the Premises.

        5. RECORDING OF OPTION AGREEMENT OR A MEMORANDUM THEREOF. Optionor and Optionee agree that a memorandum containing certain material terms of the Option in form reasonably satisfactory to Optionor may be recorded by Optionee, at its sole cost and expense, in the real estate records of Bernallilo County, New Mexico. Optionee shall, upon the termination of this Agreement, execute such discharges as requested by Optionor.

        6. EMINENT DOMAIN. In the event of a partial taking by eminent domain or condemnation, this Option shall remain in full force and effect, the Purchase Price shall be equitably reduced in proportion to the decrease in the value of the Premises, and Optionor shall retain all rights to all condemnation or other awards. Subject to the preceding sentence, Optionee shall be entitled to file its own claim with respect to any diminution of the value of the Premises affected by this Option.

        7. CASUALTY LOSS. In the event the Premises are substantially damaged and rendered unusable by a casualty event such as fire, earthquake or similar occurrence, Optionor may, in its sole discretion (i) abandon the Premises in which event the Option shall be deemed to be cancelled, unless, within forty-five days after notice, Optionee exercises the Option, in which case the Purchase Price shall be reduced by the amount of the proceeds of Optionor's insurance paid with respect to such casualty or (ii) rebuild the Premises, in which event the Option shall remain in effect.


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        8.      TERMS AND PROVISION OF SALE. The parties hereto agree that if and when Optionee exercises its Option, Optionee shall purchase the Premises and Optionor shall sell the Premises on the following terms and conditions. For purposes of the following provisions, Optionor shall be referred to as "Seller" and Optionee shall be referred to as "Buyer":

                (a) Purchase price - $460,000. The purchase price shall be paid at closing by certified or cashier's check.

                (b) Closing shall take place at a title insurance company located in Bernallilo County, New Mexico, designated by the Buyer, or at such other place as may be agreed upon by the parties hereto.

                (c) Seller shall convey title by General Warranty Deed and shall provide an adequate affidavit of title.

                (d) Title shall be good and marketable and free and clear of all claims and rights of others, except as expressly permitted herein or such rights as do not materially interfere with Buyer's use and enjoyment of the Premises, including covenants and easements now existing or entered in the ordinary course with respect to the Premises.

                (e) The premises shall be conveyed subject to then current real estate taxes and such taxes shall be prorated as of the date of closing.

                (f) Closing costs, title fees and related expenses shall be paid by Buyer.


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        9.      LEASE OF PREMISES. In the event that Optionee exercises the
Option, for a period of 30 days following the exercise of the Option, Optionor or any successor to or assignee of Optionor's rights hereunder, specifically including any Lender granted a mortgage, security interest or collateral assignment, with respect to the Premises or the personal property therein, shall have the right but not the obligation to enter into a lease of the Premises on the following terms: a triple net basis; an initial term of five years with one five year renewal option; and at the rental amount described below:

                (a) In the event the Option has been exercised pursuant to Paragraph 3(b) hereof, the monthly rent for the Premises shall be $4,600.00 (the "Base Rent") per month increased (but in no event decreased) by a percentage equal to the percentage increase in the Consumer Price Index. All Urban Consumers, Albuquerque Metropolitan Statistical Area (or any successor or substitute index) ("Adjustment") between the date of this Agreement and the commencement date of the lease, with subsequent Adjustments occurring as of January 1 of the relevant year.

                (b) At any time after November 6, 2008, the fair market rent. In the event the parties cannot agree upon the fair market rent, such rent shall be determined by final and binding arbitration. Pending agreement on or determination of the fair market rent by arbitration, Lessee shall pay the Base Rent plus Adjustment, and upon determination of the fair market rent, such amount shall be applied retroactively to November 6, 2008 with payment to be made to Lessor of the balance due within ten days after such determination, or, as the case may be, recoupment by Lessee of any excess payment to be made by credits towards future rent amounts, provided, that such credit shall not be applied in any one month for an amount greater than 50% of the monthly rent.


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        10.     NOTICES. Any notice required, permitted or appropriate hereunder shall be served upon the respective parties by personal delivery or by certified mail, return receipt requested, at the addresses indicated above, and shall be effective as of the date of delivery or mailing. All notices required to be given hereunder shall be in writing.

        11. EFFECT OF AGREEMENT. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

        12. ENTIRE AGREEMENT. This Option Agreement represents the entire agreement and understanding between the parties hereto and no oral representations or promises have been made with respect thereto.

        13. MODIFICATION OF AGREEMENT. This Option Agreement may not be altered or modified orally, except by written agreement executed by the parties hereto.

        14. AGREEMENT. This Agreement and the rights under the Option may not be assigned by a party except (i) to an affiliate of such party, or (ii) with the express written consent of the other party, which shall not be unreasonably withheld, or (iii) as otherwise provided herein, specifically including a collateral assignment to a Lender.

        15. COSTS AND EXPENSES. In the event either party brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees.

        16. BROKERS. Each party warrants to the other that it has not dealt with or incurred liability for any commissions relating to this Option or the sale contemplated hereby. Each party


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agrees to indemnify the other from any claims and expenses of brokers claiming a commission based on claims of having dealt with the indemnifying party.

        17. TRANSFER OR CHANGE IN PREMISES. Optionor warrants and covenants that during the Option term it will not sell, contract to sell, lease or sub-lease the Premises, nor will it take any actions which change the allowed use of the Premises as a commercial office building and/or television studio. Notwithstanding any other provision of this Agreement, Optionor may (i) enter into customary Loan Documents, specifically including mortgages, or security agreements or collateral assignments with respect to the Premises, personal property located therein or this Option Agreement, provided that any such Lender shall acknowledge in writing the first priority of Optionee's rights under this Agreement and Optionee shall acknowledge in writing Lender's rights under this Agreement and any Loan Agreement; or (ii) sell the Premises to any purchaser of all or substantially all of the assets of KWBQ-TV subject to Optionee's rights and obligations under this Agreement.

        18. FURTHER ACTS. The parties agree to execute such further documents and take such further actions as may be reasonably required to carry out the provisions and intent of this Agreement.


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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and caused this

     Option Agreement to be executed the day and year first above written.


WITNESS:                             ACME TELEVISION
                                     OF NEW MEXICO, LLC


                                     By:    /s/ Thomas Allen
                                            ------------------------------------
                                     Name:  Thomas Allen
                                     Title:

                                     ROBERTS BROADCASTING OF
                                     NEW MEXICO, LLC

                                     By:    /s/ Steve Roberts
                                            ------------------------------------
                                     Name:  Steve Roberts
                                     Title:



STATE OF ____________    )
                         )  ss.
COUNTY OF _________      )

        I CERTIFY that on ________________, 1998, _________________________
personally came before me, _____________________________, and acknowledged under oath, to my satisfaction, that this person: (a) was the maker of the attached instrument; (b) was authorized to and did execute this instrument as _________________ of Roberts Broadcasting of New Mexico, LLC, the entity named in this instrument; and (c) executed this instrument as the act of the entity named in this instrument.




                                       -----------------------------------------
                                       Notary Public


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STATE OF _____________   )
                         )  ss.
COUNTY OF __________     )

        I CERTIFY that on ________________, 1998, ______________________
personally came before me, ______________________________, and acknowledged under oath, to my satisfaction, that this person: (a) was the maker of the attached instrument; (b) was authorized to and did execute this instrument as ______________ of ACME Television of New Mexico, LLC, the entity named in this instrument; and (c) executed this instrument as the act of the entity named in this instrument.




                                       -----------------------------------------
                                       Notary Public


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